UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

April 30, 2007

BOSTON CAPITAL REAL ESTATE INVESTMENT TRUST, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	0001260793	56-2356626
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

c/o Boston Capital Corporation

One Boston Place, Suite 2100

Boston, MA 02108-4406

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code:  (617) 624-8900

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On April 30, 2007, Boston Capital Real Estate Investment Trust, Inc. (the “Company”) announced in a letter to shareholders that the Company’s board of directors has authorized the Company to suspend its Amended and Restated Distribution Reinvestment Plan (the “Reinvestment Plan”) as of April 30, 2007 and its Amended and Restated Share Repurchase Plan (the “Share Redemption Plan”) as of May 31, 2007.  In conjunction with the Board’s decision on April 18, 2007 to suspend sales under its current plan of distribution, it was determined that it would be in the best interest of the Company to suspend these two plans. As a result, as of the respective effective dates, any distribution to shareholders enrolled in the Reinvestment Plan will not be reinvested into shares of our common stock pursuant to the Reinvestment Plan and no shares of our common stock will be redeemed by the Company pursuant to the Share Redemption Plan. Shareholders will continue to receive all declared distributions, however such distributions will only be made in cash.  Shareholders who wish to direct their distributions to a different account should contact Boston Capital REIT Investor Services at (800) 955-2733.

Attached hereto as Exhibit 99.1 is a copy of a letter dated April 30, 2007, from the Company to its shareholders concerning the suspension of the Reinvestment Plan and the Share Redemption Plan.

Item 9.01.       Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit No.	Description of Exhibit

99.1	Letter dated April 30, 2007, from the Company to its shareholders concerning the suspension of the Reinvestment Plan and the Share Redemption Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 30, 2007	BOSTON CAPITAL REAL ESTATE INVESTMENT TRUST, INC.

	By:	/s/ Marc N. Teal

	Name:	Marc N. Teal
	Title:	Chief Financial Officer

Exhibits

Exhibit No.	Description of Exhibit

99.1	Letter dated April 30, 2007, from the Company to its shareholders concerning the suspension of the Reinvestment Plan and the Share Redemption Plan.